                                                                     EXHIBIT 4.4
                          REGISTRATION RIGHTS AGREEMENT

            THIS  REGISTRATION  RIGHTS  AGREEMENT (the  "Agreement") is made and entered  into  as of  August  22,  2002  by and  among  NuCo2  Inc.,  a  Florida corporation (the "Company"), and those persons (the "Purchasers") identified on, and a party to, an executed  copy of the  Subscription  Agreement  to which this
Agreement is an Exhibit (the "Subscription Agreement").

            This  Agreement is made pursuant to the  Subscription  Agreement and the Stock Purchase  Agreement that is included as Exhibit A to the  Subscription
Agreement (the "Stock Purchase  Agreement"),  by and between the Company and the
Purchasers, pursuant to which the Company is issuing and selling up to 1,793,000 shares of its common  stock,  $0.001 par value per share (the "Common  Stock" or the  "Shares") to the  Purchasers.  The Shares are being offered and sold to the
Purchasers  without  registration  under the  Securities Act of 1933, as amended
(the  "Securities  Act"),  in  reliance  upon the  exemption  from  registration provided by Section 4(2) of the  Securities  Act, and the provisions of Rule 506 of Regulation D,  promulgated  under the Securities  Act. In order to induce the
Purchasers to enter into the Stock Purchase Agreement, the Company has agreed to provide to the Purchasers (and their direct and indirect permitted  transferees, if any) the registration  rights set forth in this Agreement with respect to the resale  of the  Shares.  The  execution  and  delivery  of this  Agreement  is a condition to the Closing under the Stock Purchase  Agreement.  Capitalized terms used but not  defined  herein  shall  have the  meaning  provided  in the  Stock
Purchase Agreement.

            In  consideration  of the foregoing  premises and for other good and valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    SECTION 1

                               REGISTRATION RIGHTS

            1.1. FILING OF FORM S-3 RESALE  REGISTRATION  STATEMENT.  As soon as practical  and,  within ten (10) business days after the Closing under the Stock
Purchase  Agreement,  the Company  shall file with the  Securities  and Exchange
Commission (the "SEC" or the "Commission") a registration  statement on Form S-3 pursuant to Rule 415 under the Securities Act, or, in the event that Form S-3 is unavailable to the Company, a registration statement on such other SEC Form that is  available  to  the  Company  (together  with  any  exhibits,  amendments  or supplements  thereto,  and any documents  incorporated by reference therein, the
"Registration  Statement"),  with  respect to the resale of the Shares,  and any securities  of the  Company  issued as a  dividend  or other  distribution  with respect to, or in exchange for or in replacement of, the Shares.  The securities described in the preceding  sentence are collectively  referred to herein as the
"Registrable Securities"; provided, that the term "Registrable Securities" shall not include  securities  subject to the  Registration  Statement  or  securities transferred to a person other than a permitted transferee.

            1.2.  EFFECTIVENESS  OF REGISTRATION  STATEMENT.  The Company shall, subject to Section 6 hereof,  use its commercially  reasonable  efforts to cause the Registration Statement to become effective as soon as practicable and within
60 days, if the SEC does not review the Registration  Statement,  or 90 days, if the SEC reviews the Registration Statement,  after the filing thereof, and shall use its  commercially  reasonable  efforts  to keep the  Registration  Statement continuously  effective  from  the  date  such  Registration  Statement  becomes effective  until the earlier of (i) the date on which all  Securities  have been resold  under  such  Registration  Statement,  and (ii)  the  date on which  all
Registrable Securities may be resold without restriction or limitation.

            1.3.  SUPPLEMENTS;  AMENDMENTS.  Subject  to  Section 6 hereof,  the
Company shall supplement or amend the Registration Statement, (i) as required by
Form S-3,  including,  without limitation,  the instructions  applicable to Form
S-3, or by the Securities  Act, the Securities  Exchange Act of 1934, as amended
(the  "Exchange  Act"),  or the  rules  and  regulations  promulgated  under the
Securities  Act or the Exchange  Act,  respectively,  and (ii) to include in the
Registration   Statement  any  additional  securities  that  become  Registrable
Securities by operation of the definition thereof.  The Company shall furnish to the holders of the Registrable  Securities,  or their permitted transferees,  as appropriate  (collectively,  the "Holders"), to which the Registration Statement relates copies of any such supplement or amendment  sufficiently in advance (but in no event  less than five (5)  business  days in  advance)  of its use  and/or filing with the  Commission  to allow the Holders a  meaningful  opportunity  to comment thereon with respect to the information  contained therein regarding the
Holders  and any plan for  resale of the  Registrable  Securities.  The  Holders acknowledge that they have within five (5) business days of Closing supplied the information  regarding  themselves and their plan of resale in the  Registration
Statement to be filed and hereby  waive any notice of the initial  filing of the
Registration  Statement,  and that such Holders and their successors and assigns will promptly notify the Company of any changes in such information.

                                    SECTION 2

                                    EXPENSES

            The  Company  shall pay all  expenses,  fees and costs  incurred  in connection with the preparation,  filing,  distribution and effectiveness of the
Registration Statement and any supplements or amendments thereto, whether or not the Registration  Statement becomes effective,  and whether all, none or some of the  Registrable  Securities  are sold pursuant to the  Registration  Statement, including,  without  limitation,  all  registration  and filing  fees,  printing expenses,  fees and  disbursements  of counsel for the  Company,  fees and state securities, or "blue sky," fees and expenses and reasonable fees and expenses of one counsel for all the Holders,  not to exceed $15,000,  and the expense of any special audits  incident to or required by, or in connection with the filing and effectiveness of the  Registration  Statement (but excluding the compensation of regular  employees  of the  Company,  which  shall  be paid in any  event by the
Company).  The Holders shall pay all  underwriting  fees and discounts,  selling
commissions,   brokerage  fees  and  stock  transfer  taxes  applicable  to  the
Registrable  Securities  sold by such Holder and the fees and  expenses of their counsel, if any.

                                    SECTION 3

                             REGISTRATION PROCEDURES

            3.1.  REGISTRATION.  The  Company  will advise the Holders as to the status  of  the  preparation,  filing  and  effectiveness  of  the  Registration
Statement and, at the Company's expense, will do the following:

                        (a)  furnish to each  Holder a copy of the  Registration
            Statement  (including  all  exhibits  thereto)  and  any  prospectus forming a part thereof and any  amendments and  supplements  thereto
            (including  all documents  incorporated  or deemed  incorporated  by reference  therein prior to the  effectiveness  of the  Registration
            Statement and including each  preliminary  prospectus) and any other prospectus  filed  under Rule 424 under the  Securities  Act,  which documents,  other than documents incorporated or deemed incorporated by  reference,  will be  subject  to the  review of the  information contained  therein  regarding the Holders and any plan for resale of the Registrable  Securities by the Holders and any such  underwriter for a period of at least five (5)  business  days,  and the  Company shall not file the Registration  Statement or such prospectus or any amendment or supplement to the Registration  Statement or prospectus if any Holder shall reasonably object within three (3) business days after the receipt thereof unless the Company shall have been advised by its counsel that the Registration Statement or such prospectus or amendment or supplement thereto is required under the Securities Act or the rules or regulations  adopted  thereunder in connection  with the  distribution  of  Registrable  Securities by the Holders or the
            Company.  A Holder  shall be deemed to have  reasonably  objected to
            such  filing  only  if  the   Registration   Statement,   amendment,
            prospectus or supplement,  as  applicable,  as proposed to be filed, contains a material  misstatement  or omission  with respect to such
            Holder or its plan of resale;

                        (b)  furnish to each  Holder one  conformed  copy of the
            Registration  Statement and of each amendment and supplement thereto
            (in each case  including  all exhibits) and such number of copies of
            the  prospectus  forming  a  part  of  the  Registration   Statement
            (including each  preliminary  prospectus)  and any other  prospectus filed under Rule 424 under the  Securities  Act, in conformity  with the  requirements of the Securities  Act, and such other  documents, including,  without limitation,  documents incorporated or deemed to be  incorporated  by reference  prior to the  effectiveness  of such
            Registration   Statement,  as  each  of  the  Holders  or  any  such
            underwriter, from time to time may reasonably request;

                        (c) to the extent practicable,  promptly upon the filing
            of any document  that is to be  incorporated  by reference  into the
            Registration   Statement  or  prospectus   forming  a  part  thereof
            subsequent to the effectiveness  thereof,  and in any event no later than five (5)  business  days after such  document is filed with the
            Commission,  provide  copies of such  document  to the  Holders,  if requested,  and make  representatives  of the Company  available for discussion  of such  document  and  other  customary  due  diligence matters;  and  provide  promptly  to the  Holders  upon  request any document  filed by the Company with the  Commission  pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

                        (d) make available at reasonable times for inspection by
            the Holders,  and any  attorney,  accountant,  financial  adviser or other representative  (collectively,  "Representatives") retained by the Holders,  subject to the recipient's  prior written agreement to keep such  information  confidential and not use or disclose it, all financial  and other  records,  pertinent  corporate  documents  and properties  of the Company  and cause the  officers,  directors  and employees  of the  Company  to  supply  all  information  reasonably requested  by the  Holders or their  respective  Representatives  in connection with the  preparation,  filing and  effectiveness  of the
            Registration Statement;

                        (e)  use  its  commercially  reasonable  efforts  (i) to
            register  or  qualify  all  Registrable  Securities  covered  by the
            Registration  Statement under state securities,  or "blue sky," laws of such States of the United  States of America  where  required and
            where  an  exemption  is  not   available  and  as  the  Holders  of
            Registrable  Securities covered by the Registration  Statement shall reasonably request,  (ii) to keep such registration or qualification in effect for so long as the  Registration  Statement is required to be effective hereunder, and (iii) to take any other action which may be  reasonably  necessary  or  advisable  to enable  the  Holders to consummate  the  disposition  of the  securities  to be  sold by the
            Holders  in  such   jurisdictions,   consistent  with  the  plan  of
            distribution   described   in  the   prospectus   included   in  the
            Registration  Statement,  except that the Company  shall not for any such  purpose be required to qualify  generally  to do business as a
            foreign   corporation  in  any  jurisdiction  where  it  is  not  so qualified,  or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the
            Company is already  subject  to  service  in such  jurisdiction  and except as may be required by the Securities Act or applicable  rules or regulations thereunder;

                        (f) use its commercially reasonable efforts to cause all
            Registrable  Securities covered by the Registration  Statement to be registered  or  qualified  with or approved by all other  applicable
            Governmental  Authorities  as may be  necessary,  in the  opinion of counsel to the Company  and  counsel to the  Holders of  Registrable
            Securities,  to  enable  the  Holders  thereof  the  consummate  the disposition of such Registrable Securities;

                        (g)  subject to Section 6 hereof,  promptly  notify each
            Holder  of  Registrable   Securities  covered  by  the  Registration
            Statement (i) upon  discovery  that,  or upon the  occurrence of any event as a result of  which,  the  prospectus  forming a part of the
            Registration  Statement,  as  then in  effect,  includes  an  untrue statement  of a material  fact or omits to state any  material  fact required to be stated  therein or necessary  to make the  statements therein,  in the light of the  circumstances  under  which they were made, not misleading,  (ii) of the issuance by the Commission of any
            stop  order   suspending  the   effectiveness  of  the  Registration
            Statement or the initiation of proceedings  for that purpose,  (iii)
            of  any  request  by  the  Commission  for  (A)  amendments  to  the
            Registration  Statement or any document incorporated or deemed to be incorporated  by reference  in the  Registration  Statement,  or (B)
            supplements  to the  prospectus  forming a part of the  Registration
            Statement, or (C) additional information,  or (iv) of the receipt by the Company of any  notification  with respect to the  suspension of the  registration,  qualification or exemption from  registration or qualification  of any of the Registrable  Securities for sale in any jurisdiction  or the  initiation of any proceeding for such purpose, and at the request of any such Holder  promptly  prepare and file an amendment  to the  Registration  Statement  or a  supplement  to the prospectus as the Company may deem  necessary so that, as thereafter delivered to the  purchasers  of such  securities,  such  prospectus shall not include an untrue  statement of a material fact or omit to state a material fact required to be stated  therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not  misleading;  and furnish to each Holder a reasonable  number of copies of such supplement to, or amendment of, such registration  statement and prospectus,  and, in the event of a stop order,  use its commercially  reasonable  efforts to obtain the withdrawal  of any order  suspending  the  effectiveness  of any the
            Registration  Statement,  or the  lifting of any  suspension  of the qualification  (or  exemption  from  qualification)  of  any  of the
            Registrable Securities for sale in any jurisdiction;

                        (h) if reasonably requested by any Holder or if required
            by law or SEC or  other  applicable  rule  or  regulation,  promptly
            incorporate  in  the   Registration   Statement   such   appropriate
            information  as the Holder may  reasonably  request to have included therein  by  filing  a Form  8-K,  or  filing  a  supplement  to the prospectus,  to reflect any change in the information  regarding the
            Holder, and make all required filings with the Commission in respect of any offer or sale of  Registrable  Securities or any amendment or supplement to the Registration Statement or related prospectus;

                        (i) otherwise use its commercially reasonable efforts to
            comply with all applicable rules and regulations, and make available to its  security  holders,  as soon as  reasonably  practicable,  an earnings  statement  covering the period of at least 12 months,  but not more than 18  months,  beginning  with the first  full  calendar month after the effective date of the Registration Statement,  which earnings  statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

                        (j) use its commercially reasonable efforts to cause all
            Registrable  Securities included in the Registration Statement to be listed on Nasdaq and each securities exchange on which securities of the same  class  are then  listed,  or,  if not then  listed  on any securities  exchange or Nasdaq,  to be  eligible  for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

            3.2.  UNDERWRITING.  If Holders  of at least 50% of the  Registrable
Securities   ("Initiating   Holders")   intend  to  distribute  the  Registrable
Securities  covered by their request by means of an underwriting,  they shall so notify  the  Company.  The  Holders  whose  shares  are to be  included  in such registration  and the  Company  shall  (together  with  all  other  stockholders proposing to distribute their securities through such  underwriting)  enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating
Holders  and  reasonably   acceptable  to  the  Company.   In  any  case,   such
representative shall be of recognized standing. Such underwriting agreement will contain such  representations and warranties by the Company and such other terms and  provisions  as are customary for  underwriting  agreements  with respect to
secondary  distributions,   including,   without  limitation,   indemnities  and
contribution,  the provision of opinions of counsel and accountants' letters and the  representations and warranties by, and the other agreements on the part of, the  Company to and for the benefit of such  underwriters  shall also be made to and for the benefit of the Holders.  The Company shall  cooperate fully with the
Holders and the  underwriters  in  connection  with any  underwritten  offering.
Notwithstanding  any other provision of this Section 3.2, if the  representative of the  underwriters  advises  the  Holders in writing  that  marketing  factors require a limitation on the number of shares to be underwritten,  the securities of  the  Company  held  by  other  stockholders  shall  be  excluded  from  such registration  to the  extent  so  required  by such  limitation.  If,  after the exclusion of such shares,  still further reductions are required,  the number of shares  included in the  registration  by each Holder  shall be reduced on a pro rata basis (based on the number of shares held by such Holder),  by such minimum number of shares as is necessary  to comply with such  request;  provided,  that there shall be no reduction in the number of shares included in the registration by any Holders  until all shares of other  stockholders  have been excluded from such registration.  No Registrable  Securities or any other securities  excluded from the underwriting by reason of the underwriter's  marketing limitation shall be included in such  registration.  If any other  stockholder  who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting,  such person may elect to withdraw  therefrom by written notice to the Company,  the  underwriter  and the  Initiating  Holders.  The securities so withdrawn shall also be withdrawn from registration.  If the underwriter has not limited  the  number  of  Registrable  Securities  or  other  securities  to  be underwritten,  the Company and officers and directors of the Company may include its or their  securities for its or their own account in such  registration,  or for the account of others, if the  representative so agrees and if the number of
Registrable  Securities  and other  securities  which would  otherwise have been included in such registration and underwriting will not thereby be limited.

                                    SECTION 4

                                 INDEMNIFICATION

            4.1.  INDEMNIFICATION BY THE COMPANY.  The Company will indemnify:

                  (a)    each of the Holders, as applicable,

                  (b)    each of the Holder's officers,  directors,  members and
                         partners, and

                  (c)    each  individual,  partnership,  joint  stock  company,
                         corporation,    trust,   unincorporated   organization,
                         government agency or political subdivision (each of the
                         foregoing,  a "Person") controlling each of the Holders
                         within the meaning of SEC Rule 405 under the Securities
                         Act,

with  respect to the  Registration  Statement,  against  all  expenses,  claims, losses,  damages and liabilities (or actions,  investigations  or proceedings in respect thereof) (collectively, a "Claim") arising out of or based on any actual or alleged  untrue  statement of a material  fact, or any omission of a material fact required to be stated  therein or necessary in order to make the statements included therein not misleading,  contained in the Registration  Statement,  any prospectus  or other  offering  document  (including  any  related  registration statement, notification or the like) incident to the registration, qualification or  compliance,  or any  violation by the Company of the  Securities  Act or the
Exchange Act or any other laws or any rule or regulation  thereunder  applicable to the  Company and  relating  to action or inaction  required of the Company in connection with any such  registration,  qualification  or compliance,  and will reimburse  each of the Holders,  each of its  officers,  directors,  members and partners, and each Person controlling each of the Holders, for any legal and any
other  expenses   reasonably  incurred  in  connection  with  investigating  and defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim (i) arises out of or is based on any untrue statement or omission based upon written information  furnished to
the  Company  by  the  Holders  or  their   Representatives  and  stated  to  be
specifically for use therein,  or (ii) is finally judicially  determined to have resulted primarily from the gross negligence or willful misconduct of any person or entity set forth in subsections (a) through (c) above.

            4.2.  INDEMNIFICATION  BY THE HOLDERS.  Each of the Holders will, if
Registrable  Securities  held by it are included in the  securities  as to which such Registration  Statement is being effected,  indemnify the Company,  each of its directors and officers,  and each Person who  "controls"  the Company within the meaning of SEC Rule 405 under the  Securities  Act,  and each other  Holder, against  all Claims  arising  out of or based on any  actual or  alleged  untrue statement of a material  fact, or any omission or a material fact required to be stated  therein  or  necessary  in  order  to make  the  statement  included  or incorporated  therein not misleading,  contained in the Registration  Statement, prospectus,  or other offering document made by or on behalf of such Holder, and will  reimburse the Company and each other  Holder,  its  respective  directors, officers,  partners,  members  or  control  Persons  for any  legal or any other expenses  reasonably incurred in connection with investigating and defending any such Claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged  untrue  statement)  or omission (or alleged  omission) is made in the Registration  Statement,  prospectus,  offering  memorandum or other document in reliance upon and in conformity with written  information  furnished to the Company by or on behalf of such Holder and stated to be specifically  for use therein;  provided,  however,  that the  obligations  of each of the Holders hereunder  shall be limited to an amount equal to the net  proceeds  received by such  Holder  from  the  sale  of the  Registrable  Securities  pursuant  to the
Registration Statement.

            4.3. PROCEDURES.  Each party entitled to indemnification  under this
Agreement (each, an "Indemnified Party") shall give notice to the party required to  provide  indemnification  (the  "Indemnifying  Party")  promptly  after such
Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought,  and shall  permit the  Indemnifying  Party to assume the defense of any such Claim;  provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim,  shall be approved by the  Indemnified  Party  (whose approval shall not  unreasonably  be withheld),  and the  Indemnified  Party may participate  in such defense at such  party's  expense  (unless the  Indemnified
Party shall have  reasonably  concluded that there may be a conflict of interest between the  Indemnifying  Party and the  Indemnified  Party in such action,  in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the  Indemnifying  Party),  and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the  Indemnifying  Party of its obligations  under this Agreement unless the Indemnifying Party is materially  prejudiced thereby. No Indemnifying Party, in the investigation or defense of any such Claim shall, except with the consent of each Indemnified  Party (which consent shall not be unreasonably  withheld or delayed),  consent  to entry of any  judgment  or enter into any  settlement  or compromise which does not include an  unconditional  release of the Indemnifying
Party from all liability in respect to such Claim.  Each Indemnified Party shall furnish  such  information  regarding  itself  or the  Claim in  question  as an
Indemnifying  Party may reasonably request in writing and as shall be reasonably required in connection with the investigation and defense of such Claim.

            4.4.  CONTRIBUTION.  If the  indemnification  provided  for in  this
Agreement is held by a court of competent  jurisdiction  to be unavailable to an
Indemnified  Party with respect to any Claim,  then the  Indemnifying  Party, in lieu of indemnifying such Indemnified  Party hereunder,  shall contribute to the amount  paid or  payable  by such  Indemnified  Party as a result of such  loss, liability,  claim,  damage or expense in such  proportion as is  appropriate  to reflect the relative fault of the Indemnifying  Party on the one hand and of the
Indemnified  Party on the other in connection  with the  statements or omissions which  resulted  in  such  Claim,  as  well  as  any  other  relevant  equitable considerations;  provided,  however,  that the Company will not be liable in any such case to the extent that any such Claim (i) arises out of or is based on any untrue  statement or omission  based upon written  information  furnished to the
Company by the Holders or their  Representatives  and stated to be  specifically for use  therein,  or (ii) is finally  judicially  determined  to have  resulted primarily  from the gross  negligence  or  willful  misconduct  of any person or entity set forth in Section 4.1(a)  through 4.1(c) above.  The relative fault of the  Indemnifying  Party and of the  Indemnified  Party shall be  determined  by reference  to,  among  other  things,  whether  the untrue (or  alleged  untrue)
statement of a material  fact or the  omission (or alleged  omission) to state a material fact relates to information  supplied by the  Indemnifying  Party or by the Indemnified  Party and the parties'  relative intent,  knowledge,  access to information  and  opportunity  to correct or prevent such statement or omission, and  provided  that each  Holder  shall not be required  to  contribute,  in the aggregate,  more than the net proceeds  received by the Holders from the sale of the Registrable Securities pursuant to the Registration Statement.

                                    SECTION 5

                     PROVISION OF INFORMATION BY THE HOLDERS

            Each of the Holders whose Registrable Securities are included in the
Registration  Statement shall furnish to the Company such information  regarding such  Holder as the Company  may  reasonably  request in writing and as shall be
reasonably   required  or  advisable  in  connection   with  any   registration,
qualification  or compliance  referred to in this Agreement,  and shall promptly notify the Company if such  information  becomes  incorrect  or  misleading,  or requires  amendment  or  updating.  Each of the Holders  agrees that the plan of distribution  included in any prospectus relating to the Registrable  Securities shall be as set forth on  Schedule  B-1  hereto  and that such  Holder  will not resell any Registrable  Securities pursuant to the Registration Statement in any manner other than as provided therein or herein. The other information regarding the Holders  required for the initial filing of the  Registration  Statement has been  provided  by  each  Holder  on the  Subscription  Agreement.  Each  Holder represents, warrants and covenants to the Company that the information regarding such Holder that appears in the  Subscription  Agreement  and/or Schedule B-2 is
accurate  and  complete in all  material  respects  consistent  with  Commission
Regulation  S-K,  Items 507 and 508.  The  Purchaser  will  confirm  promptly by delivery of a signed copy of Schedule  B-2,  the sale of any Shares  pursuant to
Rule 144 or the Registration Statement.

                                    SECTION 6

                             HOLDBACK; POSTPONEMENT

          Notwithstanding  the other provisions of this Agreement,  if (a) there is material  non-public  information  regarding  the Company which the Company's
Board of  Directors  reasonably  and in good faith  determines  not to be in the
Company's  best  interest  to disclose  and which the  Company is not  otherwise required  to  disclose,  or (b) there is a  extraordinary  business  opportunity
(including  but not limited to the  acquisition  or disposition of assets (other than in the ordinary  course of business) or any merger,  consolidation,  tender offer or other similar  extraordinary  transaction not in the ordinary course of business)  available  to the  Company  which the  Company's  Board of  Directors reasonably and in good faith determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration  statement for a period not to exceed 60 days,  provided that the
Company may not postpone or suspend  filing or  effectiveness  of a registration statement for more than 120 days in the aggregate  during any 365-day period and there  shall be an  aggregate  of not more than two (2)  suspensions  during any
365-day period;  provided,  however that no postponement or suspension  shall be permitted for  consecutive 60 day periods  arising out of the same set of facts, circumstances or transactions.

                                    SECTION 7

                            RULE 144 REPORTING, ETC.

            7.1. SEC REPORTING  COMPLIANCE.  With a view to making available the benefits of certain rules and  regulations  of the  Commission  which may at any time  permit  the  sale of the  Registrable  Securities  to the  public  without registration,  through the second  anniversary  of this  Agreement,  the Company will:

                        (a) make and keep "current public information" regarding
            the Company  available,  as defined in Commission  Rule 144(c) under the Securities Act;

                        (b) use its commercially reasonable efforts to file with
            the  Commission in a timely manner all SEC Reports and other filings and documents  required of the Company under the  Securities Act and the Exchange Act; and

                        (c) so long as a Holder owns any Registrable Securities,
            furnish the Holder forthwith upon request a written statement by the
            Company as to its compliance with the reporting  requirements  under the Securities Act and the Exchange Act,  including  compliance with
            SEC Rule  144(c),  a copy of the most  recent  annual  or  quarterly report of the Company,  and such other  reports and documents of the
            Company and other  information  in the  possession of, or reasonably obtainable  by, the  Company as a Holder may  reasonably  request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

            7.2. STOCK  PURCHASE  AGREEMENT  COVENANTS.  The Company will comply with its covenants  under Section 4 of the Stock Purchase  Agreement,  which are incorporated herein by this reference.

                                    SECTION 8

                                  MISCELLANEOUS

            8.1.  ASSIGNMENT.  The  registration  rights set forth herein may be assigned,  in whole or in part,  to any  transferee  of  Registrable  Securities permitted in accordance  with the Stock Purchase  Agreement,  which  transferee, upon  registration on the Company's or its transfer agent's books and records as a holder of record of Registrable Securities,  shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of a Purchaser shall be a Holder only with respect to such  Registrable  Securities so acquired and any stock of the  Company  issued as a dividend or other  distribution  with respect  to,  or  in  exchange  for  or  in  replacement  of,  such  Registrable
Securities)  and  shall be  bound by all  obligations  and  limitations  of this
Agreement and the Stock Purchase Agreement.

            8.2. SECTION  HEADINGS.  The titles and headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

            8.3.  GOVERNING  LAW.  This  Agreement  shall  be  governed  by  and construed in  accordance  with the laws of the State of New York without  giving effect to the conflict of law rules  thereof to the extent that the  application of the law of another jurisdiction would be required thereby.

            8.4.  NOTICES.

                  (a)  All  communications  under  this  Agreement  shall  be in writing and shall be delivered by  facsimile,  by hand,  by reliable overnight  delivery service such as UPS or FedEx or by registered or certified mail, postage prepaid:

                                   (i) if to the Company,  to the address listed
                  in the Stock Purchase  Agreement,  or at such other address as it may have furnished in writing to the Purchasers;

                                   (ii) if to the  Purchasers,  at the addresses
                  listed on Subscription  Agreement,  or at such other addresses as may have been furnished the Company in writing.

                        (b) Any notice so addressed  shall be deemed to be given
            (i) if delivered by hand, on the date of such delivery, (ii) if sent by reliable  overnight delivery service such as UPS or FedEx, on the first  business day  following  the date of delivery to such service for overnight delivery, (iii) if delivered by facsimile, on the date of such  facsimile,  or (iv) if mailed by  registered  or  certified mail, on the third  business day after the date of such mailing.  In the event that any notice is sent by facsimile  transmission  to the
            Company,   such  transmission  shall  be  followed   immediately  by
            overnight delivery to the Company of such notice.

            8.5.  SUCCESSORS  AND ASSIGNS;  NO THIRD PARTY  BENEFICIARIES.  This
Agreement  shall inure to the benefit of and be binding upon the  successors and permitted  assigns of each of the  parties.  No other  person is  intended to or shall have any rights or remedies hereunder, whether as a third part beneficiary or otherwise.

            8.6.  COUNTERPARTS.  Persons may become parties to this Agreement be entering into the Subscription  Agreement,  which may be executed in one or more identical  counterparts,  each of which shall be deemed an  original  and all of which shall be one and the same  agreement.  Any signature  that is delivered by facsimile  signature  page shall be valid and  binding,  with the same force and effect as if an original, manually signed counterpart.

            8.7. REMEDIES. Each Holder of Registrable Securities, in addition to being  entitled to exercise  all rights  granted by law,  including  recovery of damages,  will be  entitled  to specific  performance  of its rights  under this
Agreement.  The  Company  agrees  that  monetary  damages  would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this  Agreement  and  hereby  agrees to waive the  defense  in any action for specific performance that a remedy at law would be adequate.

            8.8. SEVERABILITY.  In the event that any provision contained herein is  unenforceable,  the remaining  provisions  shall  continue in full force and effect.

            8.9. DELAYS OR OMISSIONS.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders,  upon any breach or default of the Company under this Agreement,  shall impair any such right, power or remedy,  nor shall it be construed to be a waiver of any provision hereof, or of any similar breach or default thereafter  occurring;  nor shall any wavier of any single  breach or default be deemed a waiver of any other  breach or default theretofore  or  thereafter  occurring.  It is further  agreed  that any waiver, permit,  consent or approval of any kind or  character by a Holder of any breach or default under this Agreement,  or any waiver by a Holder of any provisions or conditions of this Agreement,  must be in writing and shall be effective only to the extent specifically set forth in the writing, and that all remedies,  either under this  Agreement,  or by law or  otherwise  afforded to a Holder,  shall be cumulative and not alternative.

            8.10.  ATTORNEY'S  FEES.  If  any  action  at law  or in  equity  is necessary to enforce or interpret the terms of this  Agreement,  the  prevailing party shall be entitled  to  reasonable  attorney's  fees,  costs and  necessary disbursements  in  addition  to any  other  relief  to which  such  party may be entitled.

            8.11.  ENTIRE  AGREEMENT;   AMENDMENT.  This  Agreement,  the  Stock
Purchase  Agreement,  the  Subscription  Agreement and the  Operative  Documents
constitute the entire understanding and agreement of the parties with respect to the subject  matter hereof and supersede  all prior  understandings,  written or otherwise,  among such parties.  This Agreement may be amended only in a writing signed  by the  Company  and the  Holders  of at  least a  majority  of the then outstanding Registrable Securities.

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